Exhibit 99.1

        GENESEE & WYOMING REPORTS RESULTS FOR THE SECOND QUARTER OF 2006

GREENWICH, Conn., August 1, 2006 /PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income of $117.7 million in the second quarter of 2006, compared to $11.4 million in the second quarter of 2005. GWI's diluted earnings per share in the second quarter of 2006 were $2.76 with 42.6 million shares outstanding, compared to diluted earnings per share of $0.27 with
41.6 million shares outstanding in the second quarter of 2005. Results for the second quarter of 2006 included certain gains and charges that totaled $183.3 million ($102.6 million after-tax, or $2.41 per diluted share). Additional information on these gains and charges is set forth below under Additional Financial Information.

     On June 1, 2006, GWI and its joint venture partner, Wesfarmers Limited (Wesfarmers), completed the sale of their Western Australia operations and certain other assets of the Australian Railroad Group (ARG) to Queensland Rail and Babcock & Brown Limited. ARG was 50 percent-owned by GWI and 50 percent-owned by Wesfarmers. GWI recorded a $208.4 million gain on the sale of its interest in ARG ($123.0 million after-tax, or $2.89 per diluted share). Also in the second quarter of 2006, GWI incurred ARG transaction-related expenses, including management bonuses, of $4.9 million, net ($3.4 million after-tax, or $0.08 per diluted share). In addition, GWI's contingent share of the post-closing adjustments, currently estimated to be a gain of approximately $10 million ($6 million after-tax, or $0.14 per diluted share), is expected to be recorded in the third quarter of 2006.

     Also on June 1, 2006, GWI completed the acquisition of certain South Australian operations of ARG. The Adelaide-based South Australian business has been renamed Genesee & Wyoming Australia Pty Ltd (GWA) and is a 100 percent-owned subsidiary that is reported on a consolidated basis in GWI's financial statements. GWI's results for the second quarter of 2006 include one month of GWA's operations. Also in the second quarter of 2006, GWI recorded an impairment loss on its investment in ARG of $16.2 million ($11.3 million after-tax, or $0.27 per diluted share). This loss reflects the difference between GWI's previously held 50 percent share of the book value of the assets acquired from ARG in South Australia and the price paid for the remaining 50 percent of those assets in the acquisition.

     In the second quarter of 2006, GWI recorded non-cash charges related to the impairment of its operations in Bolivia and Mexico. First, GWI recorded an impairment of $5.9 million on its investment in Ferroviaria Oriental (Oriental), a railroad located in eastern Bolivia, in which GWI owns a minority interest. This non-cash write-down reflects the heightened political uncertainty and risk of nationalization of GWI's assets in Bolivia. Second, GWI recorded a deferred tax valuation allowance of $1.0 million against the net operating losses (NOLs) of its Mexican subsidiaries. GWI believes that it is more likely than not that a portion of its NOLs in Mexico will expire before being used due to the continuing adverse business conditions since Hurricane Stan washed out a portion of its track in October 2005.

Additional Financial Information

     Significant items impacting GWI's results for the second quarter of 2006 are enumerated in the following table:

                                                 June 30, 2006
                                   ------------------------------------------
                                      Pre-Tax       After-Tax
Item                                  Amount         Amount       EPS Impact
--------------------------------   ------------   ------------   ------------
                                              (dollars in millions,
                                            except per share amounts)
ARG Sale Gain                      $      208.4   $      123.0   $       2.89
Impairment of Australian Assets           (16.2)         (11.3)         (0.27)
ARG Transaction-Related Expenses           (4.9)          (3.4)         (0.08)
Bolivia Impairment                         (5.9)          (5.9)         (0.14)
Mexico NOL Valuation Allowance               --           (1.0)         (0.02)
Gain on Insurance Recovery                  1.9            1.2           0.03

Operating Results

In the second quarter of 2006, GWI's revenue increased 22.5 percent to $113.6 million, compared to $92.7 million in the second quarter of 2005. Of this $20.8 million increase in revenue, $3.8 million was same-railroad revenue growth in the U.S. and Canada, $12.5 million was from the acquisition of rail lines from Rail Management Corporation and the acquisition of a small rail property from CSX, and $6.7 million was from GWA. These gains were partially offset by a $2.2 million decrease in revenue in Mexico. The 4.6 percent growth in same-railroad revenue in the U.S. and Canada was primarily due to freight revenue increases of $1.4 million in coal, $1.3 million in pulp and paper and $1.3 million in metals.

GWI's operating income in the second quarter of 2006 increased 2.0 percent to $16.3 million, compared with $16.0 million in the second quarter of 2005. The operating ratio was 85.6 percent compared to an operating ratio of 82.7 percent in the second quarter of 2005. GWI's operating results in the second quarter included ARG transaction-related expenses of $4.9 million, an insurance gain of $1.9 million, and $0.8 million of additional stock options expense. Excluding these items, the operating ratio would have been 82.3 percent.(1)

GWI's Mexico operations had an operating loss of $1.1 million in the second quarter of 2006 compared to operating income of $0.6 million in the second quarter of 2005. Excluding Mexico and the items above, GWI's operating ratio would have been 80.1 percent in the second quarter of 2006 compared with 81.5 percent in the second quarter of 2005.(1)

----------
(1) The operating ratios that exclude the items described above are non-GAAP measures and are not intended to replace the operating ratio calculated using total operating expenses and total revenue, calculated on a basis consistent with GAAP. The information required by Regulation G under the Securities Exchange Act of 1934, including reconciliation to the operating ratio calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

GWI traffic in the second quarter of 2006 increased by approximately 24,000 carloads, or 13.2 percent, compared with the second quarter of 2005. Excluding traffic from acquisitions, same railroad traffic in the second quarter of 2006 decreased by approximately 10,900 carloads, or 6.0 percent. GWI's Mexico Region experienced a decline of approximately 1,900 carloads. Same railroad revenue per carload increased by 8.7 percent (on higher rates of 6.7 percent, higher fuel surcharge of 3.3 percent, partially offset by a decrease of 1.3 percent due to a change of commodity mix). Excluding Mexico, same railroad revenue per carload increased by 11.2 percent (on higher rates of 8.5 percent, higher fuel surcharges of 3.7 percent, partially offset by a 1.0 percent decrease due to a change of commodity mix).

Equity Accounting

Equity income from ARG for the second quarter of 2006 (April and May results only) was US$3.3 million (US$2.3 million after-tax), which approximates the equity income recorded in the second quarter of 2005 (full three months of the quarter). This will be the final reporting period in which GWI records equity income from ARG.

The loss from GWI's Bolivian investment was $5.9 million in the second quarter. This will be the final reporting period in which GWI records equity income/loss from the Bolivian operations. In future periods GWI will account for its interest in Oriental as a cost method investment. Generally, periodic income will be recorded to the extent that the GWI receives cash dividends from Oriental.

Free Cash Flow(2)

For the six months ended June 30, 2006, Net cash provided by operating activities was $47.5 million, compared to $39.3 million for the same period of 2005. For the six months ended June 30, 2006, GWI's operations generated free cash flow of $29.1 million, compared with $28.8 million in the same period of 2005.

----------
(2) Free cash flow is a non-GAAP measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

Comments from the Chief Executive Officer

Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "While multiple events complicate the reporting of our second quarter results, they reflect the successful closing of the sale of ARG which resulted in a very large gain for the Company and created significant shareholder value. It leaves us with the strongest balance sheet in our history to pursue opportunities to further enhance that value. In addition, we are excited about future prospects for GWA in Australia."

Mr. Fuller continued, "In North America, our operations, excluding Mexico, performed well. Improved pricing more than offset same railroad declines in coal carload volume related to plant maintenance and weather. Additionally, shipments of lumber and forest products declined due to a slower housing market."

Mr. Fuller added, "The operating environment in Mexico remains challenging and results for the quarter were below our expectations. We are making progress in our discussions with the Mexican government on the reconstruction of our line damaged by Hurricane Stan. The scope and complexity of the project are significant."

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the second quarter will be held today at 11:00 a.m. (Eastern Time). The dial-in number for the teleconference is 1 (800) 230 1085 (if outside U.S., call (612) 288 1038) or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "Second Quarter Earnings Audio Webcast." An audio replay of the conference call will be accessible via the Investors tab of GWI's website starting at 2:30 p.m. this afternoon.

About Genesee & Wyoming Inc.

GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 5,900 miles of owned and leased track and approximately 3,700 additional miles under track access arrangements.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release. GWI disclaims any intention to update the current expectations or forward looking statements contained in this press release.

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                       Three Months Ended             Six Months Ended
                                                            June 30,                      June 30,
                                                   ---------------------------   ---------------------------
                                                       2006           2005           2006           2005
                                                   ------------   ------------   ------------   ------------
REVENUES                                           $    113,590   $     92,742   $    226,572   $    176,824

OPERATING EXPENSES                                       97,245         76,722        188,167        146,544
                                                   ------------   ------------   ------------   ------------
INCOME FROM OPERATIONS                                   16,345         16,020         38,405         30,280

GAIN ON SALE OF ARG                                     208,423              -        208,423              -
IMPAIRMENT LOSS - AUSTRALIA                             (16,173)             -        (16,173)             -
LOSS ON INVESTMENT IN BOLIVIA                            (5,878)             -         (5,878)             -
EQUITY INCOME OF INTERNATIONAL AFFILIATES                 3,414          3,487          5,421          6,857
INTEREST EXPENSE                                         (4,689)        (2,837)        (9,697)        (4,955)
OTHER INCOME, NET                                         2,119           (475)         2,665           (380)
                                                   ------------   ------------   ------------   ------------

INCOME BEFORE INCOME TAXES                              203,561         16,195        223,166         31,802

PROVISION FOR INCOME TAXES                               85,812          4,830         91,403          9,537
                                                   ------------   ------------   ------------   ------------
NET INCOME                                         $    117,749   $     11,365   $    131,763   $     22,265
                                                   ============   ============   ============   ============

BASIC EARNINGS PER SHARE:

     EARNINGS PER SHARE                            $       3.12   $       0.31   $       3.51   $       0.61
                                                   ============   ============   ============   ============
     WEIGHTED AVERAGE NUMBER
      OF SHARES  OUTSTANDING                             37,680         36,801         37,515         36,715
                                                   ============   ============   ============   ============

DILUTED EARNINGS PER SHARE:

     EARNINGS PER SHARE                            $       2.76   $       0.27   $       3.10   $       0.54
                                                   ============   ============   ============   ============
     WEIGHTED AVERAGE NUMBER
      OF SHARES  OUTSTANDING                             42,602         41,570         42,533         41,525
                                                   ============   ============   ============   ============

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                       June 30,     December 31,
                                                         2006          2005
                                                     ------------   ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                        $    242,267   $     18,669
    Accounts receivable, net                              100,234         91,134
    Materials and supplies                                 11,239          6,765
    Prepaid expenses and other                              8,638          8,298
    Deferred income tax assets, net                         7,948          4,230
                                                     ------------   ------------
      Total current assets                                370,326        129,096

PROPERTY AND EQUIPMENT, net                               566,766        535,994
INVESTMENT IN UNCONSOLIDATED AFFILIATES                     4,535        136,443
GOODWILL                                                   38,174         31,233
INTANGIBLE ASSETS, net                                    126,819        135,444
OTHER ASSETS, net                                          13,013         12,388
                                                     ------------   ------------
      Total assets                                   $  1,119,633   $    980,598
                                                     ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt                $      4,637   $      4,726
    Accounts payable                                       97,379         87,496
    Accrued expenses                                       30,021         28,270
    Income tax payable - Australia                         82,070              -
                                                     ------------   ------------
      Total current liabilities                           214,107        120,492

LONG-TERM DEBT, less current portion                      244,762        333,625
DEFERRED INCOME TAX LIABILITIES, net                       70,400         59,891
DEFERRED ITEMS - grants from governmental agencies         48,311         48,242
DEFERRED GAIN - sale/leaseback                              3,073          3,217
OTHER LONG-TERM LIABILITIES                                16,625         13,982
MINORITY INTEREST                                           2,726          3,329

TOTAL STOCKHOLDERS' EQUITY                                519,629        397,820
                                                     ------------   ------------
      Total liabilities and stockholders' equity     $  1,119,633   $    980,598
                                                     ============   ============

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                                                 Six Months Ended
                                                                                           ----------------------------
                                                                                             June 30,        June 30,
                                                                                               2006            2005
                                                                                           ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                                                         $    131,763    $     22,265
        Adjustments to reconcile net income to net cash provided
           by operating activities-
           Depreciation and amortization                                                         14,250          10,659
           Amortization of restricted stock                                                         404             178
           Compensation cost related to stock options                                             4,383               -
           Excess tax benefits from share-based payment arrangements                             (3,445)              -
           Deferred income taxes                                                                  9,174           3,503
           Gain on insurance recovery                                                            (1,937)              -
           Gain on sale of equity investment in ARG                                            (208,423)              -
           Impairment loss - Australia                                                           16,173               -
           Net (gain) loss on sale and impairment of assets                                        (132)              2
           Loss on investment in Oriental                                                         5,878               -
           Equity earnings of unconsolidated international affiliates, net of tax                (3,821)         (4,877)
           Minority interest income                                                                 (22)           (103)
           Changes in assets and liabilities, net of effect of acquisitions -
              Accounts receivable                                                                 2,817          (5,499)
              Materials and supplies                                                             (1,937)            231
              Prepaid expenses and other                                                           (207)          2,993
              Accounts payable and accrued expenses                                               1,324           7,867
              Income tax payable - Australia                                                     82,070               -
              Other assets and liabilities, net                                                    (851)          2,064
                                                                                           ------------    ------------
                            Net cash provided by operating activities                            47,461          39,283
                                                                                           ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchase of property and equipment, net of proceeds from government grants              (18,690)        (11,475)
        Net proceeds from Australian transactions                                               279,614               -
        Purchase of Rail Partners, net of cash received                                               -        (238,204)
        Cash received from unconsolidated international affiliates                                    -             606
        Valuation adjustment of split dollar life insurance                                          12              74
        Proceeds from disposition of property and equipment, including sale/leasebacks              343             281
                                                                                           ------------    ------------
                            Net cash provided by (used in) investing activities                 261,279        (248,718)
                                                                                           ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Principal payments on long-term borrowings, including capital leases                   (182,832)        (89,129)
        Proceeds from issuance of long-term debt                                                 92,500         302,800
        Debt issuance costs                                                                           -          (1,629)
        Proceeds from employee stock purchases                                                    3,969           1,473
        Excess tax benefits from share-based payment arrangements                                 3,445               -
                                                                                           ------------    ------------
                            Net cash (used in) provided by financing activities                 (82,918)        213,515
                                                                                           ------------    ------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                                     (2,224)            723
                                                                                           ------------    ------------

INCREASE IN CASH AND CASH EQUIVALENTS                                                           223,598           4,803
CASH AND CASH EQUIVALENTS, beginning of period                                                   18,669          14,451
                                                                                           ------------    ------------
CASH AND CASH EQUIVALENTS, end of period                                                   $    242,267    $     19,254
                                                                                           ============    ============

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                             (dollars in thousands)
                                   (Unaudited)

                                                                  Three Months Ended June 30,
                                                   ---------------------------------------------------------
                                                              2006                          2005
                                                   ---------------------------   ---------------------------
                                                                      % of                          % of
                                                      Amount         Revenue        Amount         Revenue
                                                   ------------   ------------   ------------   ------------
Revenues:
---------
     Freight                                       $     82,923           73.0%  $     69,245           74.7%
     Non-freight                                         30,667           27.0%        23,497           25.3%
                                                   ------------   ------------   ------------   ------------
        Total revenues                             $    113,590          100.0%  $     92,742          100.0%
                                                   ============   ============   ============   ============

Operating Expense Comparison:
-----------------------------
Natural Classification
----------------------
Labor and benefits                                 $     42,746           37.6%  $     29,570           31.9%
Equipment rents                                           9,119            8.0%         8,115            8.8%
Purchased services                                        8,372            7.4%         6,065            6.5%
Depreciation and amortization                             6,939            6.1%         5,669            6.1%
Diesel fuel used in operations                           11,357           10.0%         8,877            9.6%
Diesel fuel sold to third parties                         1,631            1.4%             -            0.0%
Casualties and insurance                                  4,139            3.6%         5,502            5.9%
Materials                                                 5,704            5.0%         4,820            5.2%
Net (gain) loss on sale and impairment of assets            (38)           0.0%            68            0.1%
Gain on insurance recovery                               (1,937)          -1.7%             -            0.0%
Other expenses                                            9,213            8.2%         8,036            8.6%
                                                   ------------   ------------   ------------   ------------
Total operating expenses                           $     97,245           85.6%  $     76,722           82.7%
                                                   ============   ============   ============   ============

Functional Classification
-------------------------
Transportation                                     $     41,420           36.5%  $     31,827           34.3%
Maintenance of ways and structures                       10,412            9.2%         8,558            9.2%
Maintenance of equipment                                 15,169           13.4%        13,675           14.7%
General and administrative                               25,280           22.1%        16,925           18.3%
Net (gain) loss on sale and impairment of assets            (38)           0.0%            68            0.1%
Gain on insurance recovery                               (1,937)          -1.7%             -            0.0%
Depreciation and amortization                             6,939            6.1%         5,669            6.1%
                                                   ------------   ------------   ------------   ------------
Total operating expenses                           $     97,245           85.6%  $     76,722           82.7%
                                                   ============   ============   ============   ============

                            GENESEE & WYOMING INC. AND SUBSIDIARIES
                          Selected Consolidated Financial Information
                                    (dollars in thousands)
                                          (Unaudited)

                                                                   Six Months Ended June 30,
                                                   ---------------------------------------------------------
                                                              2006                          2005
                                                   ---------------------------   ---------------------------
                                                                      % of                          % of
                                                      Amount         Revenue        Amount         Revenue
                                                   ------------   ------------   ------------   ------------
Revenues:
---------
     Freight                                       $    168,437           74.3%  $    132,378           74.9%
     Non-freight                                         58,135           25.7%        44,446           25.1%
                                                   ------------   ------------   ------------   ------------
        Total revenues                             $    226,572          100.0%  $    176,824          100.0%
                                                   ============   ============   ============   ============

Operating Expense Comparison:
-----------------------------
Natural Classification
----------------------
Labor and benefits                                 $     79,937           35.3%  $     58,454           33.1%
Equipment rents                                          19,025            8.4%        16,005            9.1%
Purchased services                                       15,724            6.9%        11,195            6.3%
Depreciation and amortization                            14,250            6.3%        10,659            6.0%
Diesel fuel used in operations                           22,632           10.0%        16,814            9.5%
Diesel fuel sold to third parties                         1,631            0.7%             -            0.0%
Casualties and insurance                                  6,921            3.1%         9,134            5.2%
Materials                                                11,499            5.1%         9,028            5.1%
Net (gain) loss on sale and impairment of assets           (132)          -0.1%             2            0.0%
Gain on insurance recovery                               (1,937)          -0.9%             -            0.0%
Other expenses                                           18,617            8.2%        15,253            8.6%
                                                   ------------   ------------   ------------   ------------
Total operating expenses                           $    188,167           83.0%  $    146,544           82.9%
                                                   ============   ============   ============   ============

Functional Classification
-------------------------
Transportation                                     $     79,821           35.2%  $     60,713           34.3%
Maintenance of ways and structures                       20,338            9.0%        16,450            9.3%
Maintenance of equipment                                 31,601           13.9%        26,780           15.1%
General and administrative                               44,226           19.6%        31,940           18.2%
Net (gain) loss on sale and impairment of assets           (132)          -0.1%             2            0.0%
Gain on insurance recovery                               (1,937)          -0.9%             -            0.0%
Depreciation and amortization                            14,250            6.3%        10,659            6.0%
                                                   ------------   ------------   ------------   ------------
Total operating expenses                           $    188,167           83.0%  $    146,544           82.9%
                                                   ============   ============   ============   ============

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                     Railroad Freight Revenue, Carloads and
                           Average Revenue Per Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                   Three Months Ended June 30, 2006       Three Months Ended June 30, 2005
                                 ------------------------------------   ------------------------------------
                                                            Average                                Average
                                                            Revenue                                Revenue
                                   Freight                    Per         Freight                    Per
Commodity Group                   Revenues     Carloads     Carload      Revenues     Carloads     Carload
------------------------------   ----------   ----------   ----------   ----------   ----------   ----------
Paper                            $   17,328       34,817   $      498   $   13,310       30,686   $      434
Coal, Coke & Ores                    14,998       47,335          317       13,144       49,786          264
Lumber & Forest Products              9,405       24,409          385        8,801       24,536          359
Metals                                9,344       21,475          435        6,988       19,754          354
Minerals & Stone                      8,935       25,423          351        7,225       17,724          408
Chemicals-Plastics                    6,265       10,611          590        5,249        9,768          537
Farm & Food Products                  5,947       16,321          364        3,689       11,035          334
Petroleum Products                    5,256        7,090          741        6,835        8,730          783
Autos & Auto Parts                    2,114        4,017          526        2,053        4,254          483
Intermodal                              405          920          440          497        1,155          430
Other                                 2,926       14,440          203        1,454        5,288          275
                                 ----------   ----------                ----------   ----------
Totals                           $   82,923      206,858          401   $   69,245      182,716          379
                                 ==========   ==========                ==========   ==========

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                     Railroad Freight Revenue, Carloads and
                           Average Revenue Per Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                    Six Months Ended June 30, 2006         Six Months Ended June 30, 2005
                                 ------------------------------------   ------------------------------------
                                                            Average                                Average
                                                            Revenue                                Revenue
                                   Freight                    Per         Freight                    Per
Commodity Group                   Revenues     Carloads     Carload      Revenues     Carloads     Carload
------------------------------   ----------   ----------   ----------   ----------   ----------   ----------
Paper                            $   34,727       70,179   $      495   $   25,011       56,095   $      446
Coal, Coke & Ores                    32,022       99,030          323       25,412       95,644          266
Lumber & Forest Products             18,934       49,841          380       16,352       45,487          359
Metals                               18,745       43,867          427       13,342       37,919          352
Minerals & Stone                     17,134       45,462          377       12,826       31,789          403
Chemicals-Plastics                   12,504       21,610          579        9,922       19,073          520
Farm & Food Products                 12,083       32,531          371        8,448       24,407          346
Petroleum Products                   11,707       15,652          748       13,706       17,513          783
Autos & Auto Parts                    3,779        7,451          507        3,883        8,208          473
Intermodal                              855        1,955          437          998        2,298          434
Other                                 5,947       28,054          212        2,478        9,069          273
                                 ----------   ----------                ----------   ----------
Totals                           $  168,437      415,632          405   $  132,378      347,502          381
                                 ==========   ==========                ==========   ==========

                  Reconciliation of non-GAAP Financial Measures

This earnings release contains free cash flow and adjusted operating ratios, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities less Net Cash Used in/Provided by Investing Activities, excluding the Cost of Acquisitions/Proceeds from Divestitures. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as required dividend payments and principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with Generally Accepted Accounting Principles (GAAP).

     The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities to GWI's Free Cash Flow:

                                                            Years Ended June 30,
                                                         ---------------------------
                                                             2006           2005
                                                         ------------   ------------
Net cash provided by operating activities                $     47,461   $     39,283
Net cash provided by (used in) investing activities           261,279       (248,718)
Cash used for acquisitions/proceeds from divestitures        (279,614)       238,204
                                                         ------------   ------------
Free cash flow                                           $     29,126   $     28,769
                                                         ============   ============

Operating Ratio Description and Discussion

Management views the Operating Ratio, calculated as total Operating Expenses divided by total Revenues, as an important measure of GWI's operating performance. Because management believes it is useful for investors in assessing GWI's financial results compared to the same period in the prior year, Adjusted Operating Ratios are also presented excluding the effects of certain transaction-related expenses and additional stock options expense as well as a gain from insurance recovery in the six month period ended June 30, 2006. GWI also discloses Adjusted Operating Ratios that further exclude the effects of its operations in Mexico in the six month periods ended June 30, 2006 and 2005. The Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Ratios calculated using amounts determined in accordance with GAAP.

     The following table sets forth a reconciliation of GWI's Operating Ratio calculated using amounts determined in accordance with GAAP to the Adjusted Operating Ratios described above:

                                    For the Three Months Ended June 30, 2006
                                   ------------------------------------------
                                                     Total
                                      Total        Operating      Operating
                                     Revenues       Expenses        Ratio
                                   ------------   ------------   ------------

As Reported                        $    113,590   $     97,245           85.6%
ARG Transaction-Related Expenses                        (4,888)
Gain on Insurance Recovery                               1,937
Additional Stock Options Expense                          (845)
                                   ------------   ------------

Excluding Above Items                   113,590         93,449           82.3%
                                   ------------   ------------
Mexico Operations                        (7,155)        (8,246)
                                   ------------   ------------
Excluding Above Items and Mexico   $    106,435   $     85,203           80.1%
                                   ============   ============

                                    For the Three Months Ended June 30, 2005
                                   ------------------------------------------
                                                     Total
                                      Total        Operating      Operating
                                     Revenues       Expenses        Ratio
                                   ------------   ------------   ------------
As Reported                        $     92,742   $     76,722           82.7%
Mexico Operations                        (9,359)        (8,803)
                                   ------------   ------------
Excluding Mexico                   $     83,383   $     67,919           81.5%
                                   ============   ============